EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Rezolute, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid
	Equity	Common Stock, $0.001 par value per share, to be sold by the Selling Stockholders	457(c)	2,110,273	$4.485	9,464,574.40	0.0001476	$1396.97
	Equity	Common Stock, $0.001 par value issuable upon the exercise of the Warrants	457(c) and 457(g)	2,389,727	$4.485	10,717,925.60	0.0001476	$1581.97

	Total Offering Amounts							$2,978.94
	Total Fees Previously Paid				N/A
	Total Fee Offsets				N/A
Fees Previously Paid	Net Fee Due
Carry Forward Securities

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(g) under the Securities Act, as amended., based on the average of the high and low sales price of the Common Stock as reported on Nasdaq on July 31, 2024.